As filed with the Securities and Exchange Commission on October 5, 2022

Registration No. 333-267101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RETO ECO-SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Beijing REIT Technology Development Co., Ltd.

X-702, Runfengdeshangyuan, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101
Tel: (+86) 10-64827328

(Address and telephone number of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Dr., Suite 204

Monsey, New York 10952

(888) 528-2677

(Name, address, and telephone number of agent for service)

Copies of Correspondence to:

Wei Wang, Esq.

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, dated October 5, 2022

PROSPECTUS

ReTo Eco-Solutions, Inc.

US$200,000,000

Common Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time common shares, par value US$0.001 per share (“Common Shares”), debt securities, warrants, rights or units up to US$200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “RETO.” On September 30, 2022, the closing sale price of the Common Shares was US$0.42. As of September 30, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $11,850,227 based on 43,108,112 issued and outstanding Common Shares, of which approximately 28,214,826 Common Shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. The highest closing sale price of our Common Shares as reported by the Nasdaq Capital Market within the 60 days prior to the date of this filing was US$0.94 per share on August 10, 2022, which would allow us to offer up to approximately $8,840,645 of securities pursuant to General Instruction I.B.5 of Form F-3 as of the date of this prospectus. We have received a written notification from the Nasdaq Stock Market LLC (the “Nasdaq”) on June 3, 2022, notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Rules for continued listing on the Nasdaq. To regain compliance, our Common Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days by November 30, 2022. See “Risk Factors – Risks Related to Our Common Shares – The market price of our Common Shares has recently declined significantly, and our Common Shares could be delisted from the Nasdaq or trading could be suspended.”

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The principal executive offices of ReTo Eco-Solutions, Inc. (“ReTo”) is located at c/o Beijing REIT Technology Development Co., Ltd., X-702, Runfengdeshangyuan, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, and its telephone number is (+86) 10-64827328. The registered office of ReTo Eco-Solutions, Inc. in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickham’s Cay II, Road Town, Tortola, British Virgin Islands.

In this prospectus, “we,” “us,” “our,” “our company,” the “Company,” or similar terms refer to ReTo Eco-Solutions, Inc. and its consolidated subsidiaries, unless the context otherwise indicates. We conduct substantially all of our operations through our subsidiaries established in the People’s Republic of China (the “PRC” or “China”).

Investing in our securities is highly speculative and involves a significant degree of risk. ReTo is not an operating company established in the PRC, but a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, ReTo conducts substantially all of its operations through its subsidiaries established in the PRC. The securities offered in this prospectus are securities of ReTo, our British Virgin Islands holding company.

In addition, as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., British Virgin Islands or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 24 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

Furthermore, as more stringent criteria have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, YCM CPA, Inc. Our auditor is based in the U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol. if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. See risks disclosed under “Risk Factors — Risks Related to Doing Business in China — Our Common Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” on page 30.

As a holding company, ReTo relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiary located outside of China, ReTo or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither ReTo nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. ReTo is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) 2.5 times of their net worth. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by ReTo to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

To date, fund transfers have occurred between ReTo and its subsidiaries. The sources of funds of ReTo to its subsidiaries primarily consisted of proceeds from equity and debt financings. For details of the transfers between ReTo and its subsidiaries, see “Prospectus Summary—Cash and Other Assets Transfers between the Holding Company and Its Subsidiaries.”

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB4,039,476 and cash in USD in the amount of US$229,295 as of June 30, 2022. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between ReTo and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in the PRC or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us and our subsidiaries, see “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively,” “Risk Factors —Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Risk Factors — Risks Related to Doing Business in China — The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of our PRC subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.”

Investing in our securities remains subject to the M&A, the Act and involves risks. You should carefully consider the risk factors beginning on page 24 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf registration” process. Under this shelf registration process, we may, from time to time, sell any combination of the securities of ReTo described in this prospectus in one or more offerings up to a total dollar amount of US$200,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer ReTo securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering pursuant to this prospectus. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“Act” refers to The BVI Business Companies Act, 2004 (as amended).

●	“Beijing REIT” refers to Beijing REIT Technology Development Co., Ltd., a PRC limited liability company;

●	“Beijing REIT Ecological” refers to Beijing REIT Ecological Engineering Technology Co., Ltd., a PRC limited liability company;

●	“BVI” refers to British Virgin Islands;

●	“CAC” refers to the Cyberspace Administration of China;

●	“China” or “PRC” refer to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

●	“Common Shares” refers to common shares of par value $0.001 per share issued in ReTo;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Hainan Coconut” refers to Hainan Coconut Network Freight Co., Ltd., a PRC limited liability company and subsidiary of Yangpu Fangyuyuan;

●	“Hainan Kunneng” refers to Hainan Kunneng Direct Supply Chain Management Co., Ltd., a PRC limited liability company and subsidiary of Yangpu Fangyuyuan;

●	“Hainan Yile IoT” refers to Hainan Yile IoT Technology Co., Ltd., a PRC limited liability company and subsidiary of REIT Mingde;

●	“IoV Technology Research” refers to Hainan Yile IoV Technology Research Institute Co., Ltd., a PRC limited liability company and subsidiary of Hainan Yile IoT;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“M&A” refers to the memorandum and articles of association currently adopted by ReTo, as amended from time to time;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

●	“REIT Changjiang” refers to REIT MingSheng Environment Protection Construction Materials (Changjiang) Co., Ltd., a PRC limited liability company;

●	“REIT Construction” refers to Hainan REIT Construction Engineering Co., Ltd., a PRC limited liability company;

●	“REIT Holdings” refers to REIT Holdings (China) Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo;

●	“REIT Mingde” refers to Hainan REIT Mingde Investment Holding Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Technology Development Co., Ltd.;

●	“REIT Technology” refers to REIT Technology Development Co., Ltd., a PRC limited liability company and subsidiary of REIT Holdings;

●	“REIT Yancheng” Refers to REIT Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings;

●	“ReTo” refers to ReTo Eco-Solutions, Inc., a BVI business company (registered in the BVI with company number 1885527);

●	“RMB” or “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States;

●	“U.S. GAAP” refers to the generally accepted accounting principles in the United States;

●	“Xinyi REIT” refers to REIT New Materials Xinyi Co., Ltd, a joint venture established by Beijing REIT;

●	“Yangpu Fangyuyuan” refers to Yangpu Fangyuyuan United Logistics Co., Ltd., a PRC limited liability company and a subsidiary of REIT Mingde;

●	“We”, “us”, “our”, or the “Company” refers to ReTo Eco-Solutions, Inc. and its subsidiaries, unless the context requires otherwise.

This prospectus contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us. The information in such sources may not be consistent with other information compiled in or outside of China.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our chief executive officer will be presented as “Hengfang Li”, even though, in Chinese, his name would be presented as “Li Hengfang”.

Our reporting and functional currency is the Renminbi. Solely for the convenience of the reader, this prospectus contains translations of some RMB amounts into U.S. dollars, at specified rates. Except as otherwise stated in this prospectus, all translations from RMB to U.S. dollars are made at RMB6.3643 to US$1.00, the rate published by the Federal Reserve Board on April 8, 2022. No representation is made that the RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus or the documents incorporated by reference herein are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PROSPECTUS SUMMARY

Investors in our securities are not purchasing an equity interest in our operating entities in China but instead are purchasing an equity interest in a British Virgin Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report for the year ended December 31, 2021 (the “2021 Annual Report”) and our other SEC reports.

Overview

We, through our operating subsidiaries in China, are engaged in the manufacture and distribution of eco-friendly construction materials (aggregates, bricks, pavers and tiles), made from mining waste (iron tailings), as well as equipment used for the production of these eco-friendly construction materials. In addition, we provide consultation, design, project implementation and construction of urban ecological protection projects through our operating subsidiaries in China. We also provide parts, engineering support, consulting, technical advice and service, and other project-related solutions for our manufacturing equipment and environmental protection projects. As more fully described below under the heading “Our Products and Services,” through the newly acquired subsidiaries, we have expanded our product and service offerings to include roadside assistance services, and software development services and solutions utilizing Internet of Things (“IoT”) technologies.

We currently provide a full spectrum of products and services related to recycling and reuse of solid wastes, from producing eco-friendly construction materials and manufacturing equipment used to produce construction materials, to project installation. We differentiate us from our competitors through strong research and development capabilities and advanced technologies and systems.

Our products are eco-friendly, as they contain approximately 70% of reclaimed iron tailings in place of traditional cement. The use of reclaimed iron tailings assists in the protection of the environment by saving space in landfills used for the disposal of these materials, and assisting in the remediation and reclamation of abandoned or closed mining sites. In addition, we believe less energy is consumed when manufacturing our eco-friendly construction materials as compared with other traditional building materials. We believe our eco-friendly construction materials, with superior water permeability and competitive prices, are in greater demand than traditional materials as governments and others increase their focus on reducing the environmental impact of their activities.

Due to China’s recent emphasis on environmental protection, we believe there is a unique opportunity to grow our company, which we expect will be driven by demand for our eco-friendly construction materials and equipment used to produce these materials as well as our project construction expertise. We believe our technological know-how, production capacity, reputation and offerings of products and services will enable us to seize this opportunity.

Our clients are located throughout mainland China, and internationally in Middle East, Southeastern Asia, Africa, Europe and North America. We are actively pursuing additional clients for our products, equipment and projects, internationally in Bangladesh, North America and in additional provinces of China. We seek to establish long-term relationships with our clients by producing and delivering high-quality products and equipment and by providing technical support and consulting services after equipment is delivered and projects are completed.

Holding Company Structure

ReTo is our holding company and a business company incorporated in the BVI with no material operations of its own. We conduct substantially all of our operations through our subsidiaries established in the PRC. Our equity structure is a direct holding structure, that is, ReTo, the BVI entity listed in the U.S., controls Beijing REIT and other PRC operating entities through REIT Holdings. See “—History and Development of the Company” for more details.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Common Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of our C0mmon Shares to significantly decline. For a detailed description of risks relating to doing business in China, see “Risk Factors—Risks Related to Doing Business in China.”

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of our securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Common Shares.”

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and cause our Common Shares to decrease in value or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.”

Cash and Other Assets Transfers between the Holding Company and Its Subsidiaries

Upon the closing of ReTo’s initial public offering (“IPO”) in November 2017, ReTo received net proceeds of approximately $14.3 million. In March 2021, ReTo issued a convertible debenture to an institutional investor in the principal amount of $2,300,000 and received net proceeds of $1,476,915. In July 2021, ReTo issued a convertible debenture to an institutional investor in the principal amount of $2,500,000 and received net proceeds of $2,189,256. In March 2022, ReTo issued the Note (as defined below) in the principal amount of $3,105,000 and received net proceeds of $3,000,000. On May 25, 2022, ReTo issued 5,970,000 Common Shares to Hainan Tashanshi Digital Information Co. Ltd. at $0.60 per share for aggregate gross proceeds of $3,582,000, RMB19.6 million (approximately $2.9 million) of which was transferred to Beijing REIT as a shareholder loan and approximately RMB4.4 million (approximately $0.6 million) of which was transferred to REIT Holdings as a shareholder loan. As of the date of this prospectus, with respect to the net proceeds from the IPO and the convertible debentures and the Note, ReTo had transferred an aggregate of approximately $18.5 million to Beijing REIT through REIT Holdings via shareholder loans and capital contribution. ReTo had kept the remaining approximately $0.4 million in its own account.

Other than the IPO, the convertible debentures and the Note, ReTo has not raised funds from investors as of the date of this prospectus, nor has it transferred any other funds to its subsidiaries. To date, there have not been any dividends or other distributions from our PRC subsidiaries to REIT Holdings and ReTo, both of which are located outside of mainland China. ReTo, as a BVI holding company, may rely on dividends and other distributions on equity paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, subject to ReTo’s M&A and the Act or to service any expenses and other obligations it may incur.

Within our direct holding structure, the cross-border transfer of funds from ReTo to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, ReTo is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from REIT Holding in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or 2.5 times of its net assets, at the discretion of such PRC subsidiary.

For additional information, see “Risk Factors—Risks Related to Doing Business in China—. PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Subject to the passive foreign investment company rules, the requirements of ReTo’s M&A and the Act, the gross amount of any distribution that we make to investors with respect to our securities (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any proposed dividend would be subject to ReTo’s M&A and the Act; specifically, ReTo may only pay a dividend if ReTo’s directors are satisfied, on reasonable grounds, that, immediately after the dividend is paid, the value of its assets will exceed its liabilities and it will be able to pay its debts as they fall due.

The EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB4,039,476 and cash in USD in the amount of US$229,295 as of June 30, 2022. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have not adopted any cash management policies that dictate how funds are transferred between our holding company and our subsidiaries.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Risk Factors—Risks Related to Doing Business in China— The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.” We currently do not have cash management policies that dictate how funds are transferred between our BVI holding company and our subsidiaries.

Restrictions on Our Ability to Transfer Cash Out of China and to U.S. Investors

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”), which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange. The U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act on June 22, 2021, which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ordinary shares may be prohibited from trading or delisted. Due to a position taken by the CSRC, the PCAOB is prevented from fully inspecting auditing records and evaluating quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our ordinary shares to lose confidence in our reported financial information and the quality of our financial statements. These developments could add uncertainties to our offering, including the possibility that the SEC may prohibit trading in our securities if the PCAOB cannot fully inspect or investigate our auditor and we fail to appoint a new auditor that is accessible to the PCAOB and that Nasdaq can delist our ordinary shares.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include YCM CPA Inc., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

For details on the effects of HFCAA on us, see “Risk Factors — Risks Related to Doing Business in China — Our Common Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.”

Regulatory Permissions and Developments

We have been advised by our PRC Counsel, Yuan Tai Law Offices, that pursuant to the relevant laws and regulations in China, none of our PRC subsidiaries’ currently engaged business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) promulgated by the Ministry of Commerce (the “MOFCOM”) and the National Development and Reform Commission of the People’s Republic of China (“NDRC”) which entered into force on January 1, 2022. Therefore, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC. Certain of the business scope of our PRC subsidiaries are listed on the 2021 Negative List, such as value-added telecommunication business, which the ratio of investment by foreign investors in a foreign-invested telecommunication enterprise that engages in the operation of a value-added telecommunication business (except e-commerce, domestic multi-party communication, storage and forwarding class and call center) shall not exceed 50%. Based on the confirmation of the PRC subsidiaries, these subsidiaries have not been actually engaged in such business activities.

Certain of the business stated on the business license of our PRC subsidiaries are subject to additional licenses and permits, such as value-added telecommunication certification and construction enterprise qualifications. Based on the confirmation of the PRC subsidiaries, these subsidiaries have not been actually engaged in business activities those require special licenses or permits and they will only carry out business activities after obtaining corresponding licenses or permits. Currently, none of our PRC subsidiaries is required to obtain additional licenses or permits beyond a regular business license for their operations currently being conducted. Each of our PRC subsidiaries is required to obtain a regular business license from the local branch of the State Administration for Market Regulation (“SAMR”). Each of our PRC subsidiaries has obtained a valid business license for its respective business scope, and no application for any such license has been denied.

As of the date of this prospectus, ReTo and its PRC subsidiaries are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of its PRC subsidiaries’ operations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which became effective in 2008 and amended and put into effect as from 1 August 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the State Administration for Market Regulation be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on 19 September 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. Given the current PRC regulatory environment, it is uncertain when and whether ReTo, REIT Holdings or any of our PRC subsidiaries will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

On July 10, 2021, the CAC published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators”. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if an overseas listed issuer intends to implement any follow-on offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. For instance, if we complete any offering under this prospectus after the enactment of the Draft Rules Regarding Overseas Listing, we may be required to submit additional filings. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we have not been required to complete the record-filings procedure to the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that none of the situation which would clearly prohibit overseas offering and listing would apply to us. In reaching this conclusion, we are relying on an opinion of our PRC counsel, Yuan Tai Law Offices, and that there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from the Chinese government that is required to approve of our operations and/or offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our securities, including the securities we are registering for sale in this prospectus, to significantly decline in value or become worthless.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

None of our PRC subsidiaries is operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve its current operations. However, if our PRC subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that our PRC subsidiaries are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC subsidiaries’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our PRC subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

Furthermore, except as disclosed in this prospectus, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we and our PRC subsidiaries, (i) are not required to obtain permissions from the PRC authorities, including the CSRC or the CAC, and (ii) have not received or were denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Our Products and Services

Eco-Friendly Construction Materials

We manufacture eco-friendly construction materials (aggregates, bricks, pavers and tiles) through our subsidiary, Xinyi REIT, which operates our plant in Xinyi, Jiangsu Province. We refer to our construction materials as eco-friendly because we produce them from reclaimed iron mine tailings. Tailings are the materials left over after the process of separating the valuable fraction from the worthless fraction of an ore. Iron ore tailings generally consist of hard rock and sand. Waste rock and tailings constitute the largest (by volume) industrial solid waste generated in the mining process. By recycling iron tailings, we believe that our construction materials manufacturing process is a viable and environmentally friendly solution to disposal problems associated with these materials.

Traditional bricks in China consist primarily of clay, which is mixed with water and silt, pressed into a mold for shaping, then fired in a kiln, or furnace. We use reclaimed iron tailings primarily as a substitute for rocks. Through vibration technology, with these raw materials inputted, the finished products can come out with different shape and types. Since the whole production is cured without fire, this process has the benefits of less space required for production and less pollution generated to the environment. We believe iron tailings reduce both the density and heat conductivity of our construction materials without sacrificing their durability and strength. Our construction materials’ density and strength meet or exceed China national standards. In addition, because we use iron tailings in the manufacturing process, we believe our construction materials are consistent with China’s recent environmental protection policies, such as energy conservation included in the 2016 China’s 14th Five-Year Plan (2021-2025).

In addition to iron tailings, our construction materials contain river sand and granite. Our eco-friendly construction materials are produced on a fully automatic production line primarily based upon our proprietary technology.

Our eco-friendly construction materials include, without limitation, the following:

●	Ground works materials. Essential materials for sponge cities to assist in water absorption, flood control and water retention. These construction materials can be used for urban roads, pedestrian streets and sidewalks, city squares, landmarks, parking lots, and docks.

●	Landscape retaining materials. These construction materials are mainly used for gardens, roads, bridges, city squares, retaining walls and slope construction.

●	Hydraulic engineering materials. Construction material for sponge city construction, they can be used for hydraulic ecological projects such as slope protection and river transformation.

●	Wall materials. These construction materials are used for insulation, decoration, and for building walls.

Eco-friendly Construction Materials Manufacturing Equipment

In 2019, we produced manufacturing equipment used to create eco-friendly construction materials. We have sold equipment to customers in China, South Asia, North America, the Middle East, North Africa and Southeast Asia. The equipment consists of large-scale fully automated production equipment with hydraulic integration. The equipment can be used to produce various types of eco-friendly construction materials that can be used for a variety of projects such as ground works, hydraulic engineering, landscape retention and wall projects.

Our equipment used to manufacture construction materials include, without limitation, the following:

●	REIT-Classic RT9A, RT9B, RT15A, RT15B. These are fully automated block production lines and can be universally used for the manufacture of bricks, tiles, pavers with and without face mix, curbstones, hollow blocks and similar construction materials.

●	Horizontal Pull Holes Device. Horizontal Pull Holes Device is used to produce interlocking bricks, water conservancy blocks and slope protection blocks.

●	REIT-I Concrete Block Splitter. Synchronized concrete block cutting machine with four blades. The blades are guided by ultra-wear resistant guide leads and driven by a large bore hydraulic drive, which lowers the operating pressure of the hydraulic unit and increases the splitting force.

●	REIT Foam Insert Device. This device is used to insert a foam plate into the mold and produce thermal insulation blocks.

Roadside Assistance Services

Following the acquisition of REIT Mingde, we, through Hainan Yile IoT, provide roadside assistance services (“RSA services”) to drivers within Hainan Province, China, through our network of RSA services providers of tow providers and automotive repair services. Our RSA services include towing, jump start, tire change, automobile repair services, and other services. We do not directly provide the RSA services but coordinate with our contracted RSA service providers who are licensed to provide such services. Our RSA services area cover the entire island of Hainan province, including 18 cities and counties. Upon receipt of a request for RSA services, we will contact our tow providers and other RSA service providers in close proximity to the vehicles and arrange the vehicles to be towed or repaired. We operate a proprietary platform, which connects insurance companies, tow providers, automobile repair services, and other service providers as well as the drivers. The platform is accessible to users via web interface and mobile applications, consisting of a central management system, a mobile application for RSA service providers to accept orders and dispatch service teams, a mobile application for drivers to send requests and monitor status, and a mobile application for insurance companies to monitor and review the request status.

Our RSA services are available to insured drivers and uninsured drivers. Our services to insured drivers are based on the type of insurance policy they have with their insurance company as well as the terms of our service contract with their insurance companies. Uninsured drivers pay our services fee based our prevailing rates at the time of services. We maintain a 24/7 service team to ensure timely responses to RSA services requests.

Our RSA services commenced in 2020 and we have established a network of an aggregate of 38 RSA services providers. Hainan Yile IoT has signed written agreements with all of its RSA services providers and settles payments to these service providers on a periodical basis.

We are paid by the drivers receiving RSA services or if they are insured, by their insurance companies. Hainan Yile IoT has entered into annual agreements with four major insurance companies in China, including, without limitation, China Life Property & Casualty Insurance Company Limited and China Pacific Insurance (Group) Co., Ltd. Pursuant to these agreements, we agree to provide RSA services to the insured drivers of these insurance companies upon requests and receive fees based on the services provided.

Software Solutions

Through Hainan Yile IoT, we are also engaged in the design, development and sales of customized software solutions based on the client specifications. We have developed the following software solutions for our clients during the fiscal years ended December 31, 2021 and 2020:

○	Logistics management system – comprehensive software solutions for the management of multimodal logistics, encompassing functions including customer management, supplier management, order management, and vehicle management.

○	Retail management system - comprehensive software solutions for retail management, including functions such as invoicing, reporting, data statistics, online marketing.

○	Fleet management system – comprehensive software solutions providing client with capabilities to manage its fleet including functions such as vehicle management, vehicle application, vehicle alarm, and location control.

○	Vehicle rental management system - comprehensive software solutions providing client with capabilities to manage its car rental services, including functions such as vehicle management, vehicle rental (rental renewal), and remote fuel and electricity disconnection.

In connection with the sales of software solutions, we also include hardware sales and/or service subscriptions based on the clients’ requirements, which are charged separately.

Our Projects

In 2014, we entered into the field of urban ecological construction (sponge city construction) and established Beijing REIT Ecological and REIT Construction for this purpose. We act as general contractor and consultant for the construction of sponge cities and are responsible for the planning, construction and design of such cities. We subcontract with architects and subcontractors in order to complete the projects. During the years ended December 31, 2021 and 2020, we completed a total of 32 projects, including one sponge city project. We also sold our construction materials in these projects.

Representative Projects

Sponge City – Changjiang County, Hainan Province

We were the general contractor for a sponge city project where an entire village was relocated and constructed in a former mining area. The project took 16 months to complete resulting in revenue of approximately RMB 14 million ($2.2 million) for us. We made all construction materials out of recycled iron tailings. A total of 86 single-family homes were built with a total construction area of 9,400 square meters (101,000 square feet). An estimated 1,810,000 pieces of bricks were used for walls, 90,000 roof tiles, and 4,200 square meters (approximately 45,000 square feet) of ground was covered with our construction materials. The completed project has won recognitions at various government levels in Hainan Province, and has been designated as a demonstration or model project for promotion of sponge city construction.

Sponge City – Haikou City, Hainan Province

We acted as a consultant for a sponge city project in Haikou City, Hainan Province. We also paved 50,000 square meters for this project. To assist with the nationwide efforts to promote pilot cities in sponge city construction, we will collaborate with international institutions in sponge city construction such as Jude Technology Corporation located in Germany. By gradually increasing our efforts, and expanding the scale in the planning, design and construction of sponge cities, we aim to become a key enterprise in sponge city construction.

Ecological Restoration Projects – Datong City, Shanxi Province

Pursuant to a strategic cooperation agreement entered into with Hunyuan County People’s Government, we have acted as the general contractor in connection with the restoration of abandoned coal mines and disposal of solid wastes in Hunyuan County, Datong City, Shanxi Province. We commenced the project in November 2019 and are in charge of the project feasibility study, design, implementation and supervision of the project. This project covers several affected villages and has an aggregate area of approximately 386 acres. We expect to complete this project in 2022. We believe the completion of the project is expected to enable the local government to complete geological disaster prevention and control of an area of approximately 329 acres and reclaim land for agricultural use of approximately 133 acres, among other restoration to the environment. Upon completion of the project, we will be paid our fees upon receipt of proceeds from the sale of restored lands.

History and Development of the Company

Corporate History

ReTo is a BVI business company with limited liability, established under the laws of the BVI on August 7, 2015 as a holding company to develop business opportunities in China.

On November 29, 2017, ReTo completed its IPO of 3,220,000 Common Shares at a public offering price of $5.00 per share. In connection with the IPO, the Company’s Common Shares began trading on the Nasdaq Capital Market beginning on November 29, 2017 under the symbol “RETO.”

ReTo owns 100% equity interest of REIT Holdings, a limited liability company established in Hong Kong. Beijing REIT was established on May 12, 1999 under the laws of PRC. Over the years, Beijing REIT established four subsidiaries consisting of: Gu’an REIT Machinery Manufacturing Co., Ltd. (“Gu’an REIT”), which was incorporated on May 12, 2008; Beijing REIT Ecological, which was incorporated on April 24, 2014; Langfang Ruirong Mechanical and Electrical Equipment Co., Ltd., which was incorporated on May 12, 2014 and was subsequently dissolved in 2021; and REIT Technology Development (America), Inc., a California corporation, which was incorporated on February 27, 2014 and was dissolved in March 2022.

On February 7, 2016, Beijing REIT and its individual original shareholders entered into an equity transfer agreement, pursuant to which these shareholders agreed to transfer all of their ownership interests in Beijing REIT with a carrying value of RMB 24 million (or $3,466,260) to REIT Holdings. After this equity transfer, Beijing REIT became a wholly foreign-owned enterprise and amended the registration with the State Administration of Market Regulation on March 21, 2016.

REIT Changjiang was incorporated in Hainan Province, China, on November 22, 2011 with the original registered capital of RMB 100 million (approximately $15.7 million). REIT Changjiang was engaged in hauling and processing construction and mining waste, with which it produces recycled aggregates and bricks for environmental-friendly uses prior to the disposition of REIT Changjiang in December 2021.

On June 1, 2015, REIT Construction was incorporated as a wholly owned subsidiary of REIT Changjiang.

On July 15, 2015, Beijing REIT established a joint venture, Xinyi REIT, together with Xinyi City Transportation Investment Co., Ltd. (“Xinyi TI”), a third party. Beijing REIT owns 70% equity interest of Xinyi REIT, with the remaining 30% owned by Xinyi TI.

On September 20, 2015, Beijing REIT acquired 100% of the equity interest of Nanjing Dingxuan Environment Protection Technology Development Co., Ltd. (“Nanjing Dingxuan”) from a third party for no consideration given the company’s registered capital was not paid and had no assets or operations. Nanjing Dingxuan was engaged in providing technical support and consulting services for environmental protection projects but its operation was suspended in 2021.

In February 2016, Beijing REIT established a joint venture, REIT Q GREEN Machines Private Limited (“REIT India”), together with an Indian company, Q Green Techcon Private Limited (“Q Green”). Beijing REIT owns 51% equity interest of REIT India with the remaining 49% owned by Q Green.

On October 22, 2018, REIT Yancheng was incorporated as a wholly owned subsidiary of REIT Holdings.

On August 29, 2019, Datong Ruisheng Environmental Engineering Co., Ltd. (“Datong Ruisheng”) was incorporated as a wholly owned subsidiary of Beijing REIT. Datong Ruisheng is engaged in the potential ecological restoration projects in Datong, Shanxi Province.

On November 11, 2019, Yangbi Litu Ecological Technology Co., Ltd. (“Yangbi Litu”) was jointly established by REIT Yancheng and Yunnan Litu Technology Development Co., Ltd. (“Yunnan Litu”). REIT Yancheng owned a 55% of the ownership interest in Yangbi Litu, with the remaining 45% equity interest owned by Yunnan Litu. Because the Company’s ownership interest in Yunnan Litu was 55%, the Company held an aggregate 79.75% equity interest in Yangbi Litu, directly and indirectly. Yangbi Litu will be engaged in providing services in comprehensive ecological restoration and sales of environmentally friendly equipment and new materials. On July 13, 2020, REIT Yancheng transferred its 55% equity interest in Yunnan Litu to a third-party individual and two third-party companies for a nominal price. As a result, the Company’s equity ownership interest in Yangbi Litu decreased from 79.75% to 55%. On July 13, 2020, ReTo transferred its 55% equity interests in Yunnan Litu to third parties for a nominal price given the inactivity of Yunnan Litu’s business operations since its inception and ReTo’s ongoing focus on its own organic business growth.

On January 2, 2020, Beijing REIT signed a share transfer agreement with third party, Hebei Huishitong Techonology Inc. (“Huishitong”) and sold 100% of its ownership interest in Gu’an REIT to Huishitong for total consideration of RMB 39.9 million (approximately $5.7 million).

On September 7, 2020, Beijing REIT entered into a share transfer agreement with the original shareholder of Shexian Ruibo Environmental Science and Technology Co., Ltd. (“Shexian Ruibo”) for the acquisition of 41.67% of the equity interests in Shexian Ruibo for a total consideration of $3.6 million (RMB 25 million), including a cash payment of $2.7 million (RMB 18.5 million) and non-cash contribution of six patents valued at $0.9 million (RMB 6.5 million). Beijing REIT made the cash payment of $2.7 million (RMB 18.5 million) on October 20, 2020 and the six patents had been transferred to Shexian Ruibo prior to September 15, 2020.

In December 2020, we incorporated Guangling REIT Ecological Cultural Tourism Co., Ltd. (“Guangling REIT”) in China as a wholly owned subsidiary of REIT Yancheng. Guangling REIT will be engaged in the business of ecological restoration and management, and construction and operation of health and cultural tourism projects.

On November 12, 2021, Beijing REIT and REIT Holdings entered into an equity transfer agreement to sell 100% equity interest in REIT Changjiang to the purchasers, in exchange for a total consideration of RMB 60,000,000 (approximately $9.4 million) in cash. The purchasers have issued to Beijing REIT and REIT Holdings a promissory note in the principal amount of RMB 60,000,000, reflecting the purchase price to be paid in accordance with the equity transfer agreement. As of the date of this prospectus, we received a total of RMB 49 million (approximately US$7.2 million) from the purchasers with the remaining RMB 11 million (approximately US$2.2 million) expected to be paid by the purchasers by September 30, 2022. In December 2021, we completed the disposition of REIT Changjiang following the approval of our shareholders and board of directors.

On December 27, 2021, REIT Technology acquired 100% equity interest of REIT Mingde, as more fully described under the heading “Recent Developments” below. As a result of this acquisition, the Company also acquired, indirectly through RETI Mingde, 100% of the equity interest of Yangpu Fangyuyuan and 61.548% of the equity interest of Hainan Yile IoT, which, in turn, owns 90% of the equity interest of Hainan Yile IoV Technology Research Institute Co., Ltd. (“IoV Technology Research”), 85% of the equity interest of Shanxi Global Travel Co., Ltd. and 45% of the equity interest of Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd. Yangpu Fangyuyuan is engaged in facilitating logistic services through its cloud based platform in China. IoV Technology Research provides roadside assistance services in Hainan Province, China.

On December 27, 2021, Yangpu Fangyuyuan and Shanghai Ruida Fenghe Management Consulting Partnership (Limited Partnership) incorporated Hainan Kunneng as a limited liability company to engage in the development of an international commodity trading platform for the Hainan International Trade Zone, using digital supply chain technologies. Yangpu Fangyuyuan owns 51% of Hainan Kunneng’s equity interest while Shanghai Ruida Fenghe Management Consulting Partnership (Limited Partnership) owns 49%. Hainan Kunneng commenced operations in January 2022.

On August 24, 2022, due to addition of a new shareholder, REIT Mingde became a 90% owner of Yangpu Fangyuyuan’s equity interest.

On August 25, 2022, Hainan Coconut was incorporated as a wholly owned subsidiary of Yangpu Fangyuyuan. Hainan Coconut plans to build an online freight and logistics platform to provide logistics and transportation services. As of the date of this prospectus, Hainan Coconut has not commenced its operations.

On September 30, 2022, Gansu Ruishi Tongda Ecological Management Co., Ltd. Was incorporated as a PRC limited liability company and REIT Ecological owns 70% of its equity interest. Its business scope includes project management, project investment and financing, and other ecological management projects.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus:

ReTo Eco-Solutions, Inc.
a BVI Company
100%
REIT Holdings (China) Ltd.
a Hong Kong Company
100%
Beijing REIT Technology Development Co.,Ltd.
a PRC Company
100%
100%
REIT Ecological Technology Co., Ltd.
a PRC Company
70%
REIT New Materials Xinyi Co., Ltd.
a PRC Company
51%
REIT Q GREEN Machines Private Ltd.
a India Company
100%
REIT Technology Development Co.,Ltd.
a PRC Company
100%
Guangling REIT Ecological Cultural Tourism Co., Ltd.
a PRC Company
100%
Beijing REIT Ecological Engineering Technology Co., Ltd.
a PRC Company
70%
Gansu Ruishi Tongda Ecological Management Co., Ltd.
a PRC Company
100%
Hainan REIT Mingde Investment Holding Co.,Ltd.
a PRC Company
100%
Hainan REIT Construction Engineering Co.,Ltd.
a PRC Company
100%
Datong Ruisheng Environmental Engineering Co., Ltd.
a PRC Company
90%
Yangpu Fangyuyuan United Logistics Co.,Ltd.
a PRC Company
61.55%
Hainan Yile IoT Technology Co.,Ltd.
a PRC Company
100%
Hainan Coconut Network Freight Co., Ltd.
a PRC Company
51%
Hainan Kunneng Direct Supply Chain Management Co.,Ltd.
a PRC Company
90%
Hainan Yile IoV Technology Research Institute Co.,Ltd.
a PRC Company

As shown in the above diagram, investors are purchasing equity interests in ReTo, the BVI business company, directly, and respective equity interest in ReTo’s subsidiaries, indirectly. Our operations are conducted in the following entities: Beijing REIT, REIT Yancheng, Xinyi REIT, REIT India, Guangling REIT, Beijing REIT Ecological, REIT Construction, Datong Ruisheng, Yangpu Fangyuyuan, Hainan Yile IoT, Hainan Coconut, Hainan Kunneng and IoV Technology Research.

Recent Developments

Spinoff of REIT Changjiang

On November 12, 2021, Beijing REIT and REIT Holdings entered into an equity transfer agreement to sell 100% equity interest in REIT Changjiang to Zhixin Group (Hong Kong) Co., Ltd. and Xiamen Zhixin Building Materials Co., Ltd. (collectively, the “Purchasers”) in exchange for a total consideration of RMB 60,000,000 (approximately $9.4 million) in cash. The Purchasers have issued to Beijing REIT and REIT Holdings a promissory note in the principal amount of RMB 60,000,000, reflecting the purchase price to be paid in accordance with the equity transfer agreement. The parties entered into a supplemental agreement on December 24, 2021, providing for a revised payment schedule for the purchase price. As of the date of this prospectus, we received a total of RMB 49 million (approximately US$7.2 million) from the Purchasers with the remaining RMB 11 million (approximately US$2.2 million) expected to be paid by the Purchasers by September 30, 2022. On December 17, 2021, we completed the disposition of REIT Changjiang following the approval of our shareholders and board of directors.

Acquisition of REIT Mingde

On December 27, 2021, REIT Technology entered into an Equity Transfer Agreement (the “Agreement”) with REIT Mingde, Xiaoping Li and Jing Peng, former shareholders of REIT Mingde and owning 99% and 1% of the equity interest of REIT Mingde prior to the Acquisition (as defined below), respectively, and together with Hainan Yile IoT, a PRC limited liability company and subsidiary of REIT Mingde, and Yangpu Fangyuyuan United Logistics Co., Ltd., a PRC limited liability company and subsidiary of REIT Mingde (“Yangpu Fangyuyuan”). REIT Mingde owned 100% of the equity interest of Yangpu Fangyuyuan and 61.55% of the equity interest of Hainan Yile IoT.

Pursuant to the Agreement, among other things, REIT Technology acquired 100% of the equity interest of REIT Mingde for a total consideration of RMB10,000,000 (approximately US$1.6 million) in cash or cash equivalents (the “Acquisition”). After the closing of the Acquisition, Xiaoping Li, who is also the legal representative of REIT Mingde, will be appointed as a director and Executive Vice President of ReTo.

On February 22, 2022, ReTo issued an aggregate of 2,580,000 Common Shares to Xiaoping Li and Jing Peng (and/or their designees), at $0.61 per share, in lieu of the cash payment of an aggregate of RMB 10 million payable to Xiaoping Li and Jing Peng under the Acquisition. The 2,580,000 Common Shares represented approximately 8.45% of the issued and outstanding Common Shares of ReTo immediately prior to the issuance.

Convertible Note Financing

On March 10, 2022, ReTo entered into a Securities Purchase Agreement pursuant to which ReTo issued an unsecured convertible promissory note (the “Note”) to Streeterville Capital, LLC, an institutional accredited investor (the “Investor”). The Note will mature 12 months after the purchase price of the Note is delivered from the Investor to ReTo (the “Purchase Price Date”). The Note has an original principal amount of $3,105,000 and Investor gave consideration of $3,000,000, reflecting an original issue discount of $90,000 and $15,000 for Investor’s fees, costs and other transaction expenses incurred in connection with the purchase and sale of the Note. The transaction contemplated under the Securities Purchase Agreement was closed on March 11, 2022 and the Company anticipates using the proceeds for general working capital purposes.

On March 28, 2022, ReTo and Investor entered into an amendment to the Note, pursuant to which ReTo has agreed to satisfy any conversion request from Investor by making a cash payment equal to 110% of any converted amount if, at the time of the conversion, the Floor Price (as defined in the Note) is higher than the then current conversion price.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive offices in China are located at c/o Beijing REIT Technology Development Co., Ltd., X-702, Runfengdeshangyuan, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101. Our telephone number at this address is (+86) 10-64827328. Our registered agent in the BVI is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.retoeco.com. The information contained on this website is not a part of this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors ReTo and our subsidiaries may face, see “Item 3. Key Information—D. Risk Factors” in our 2021 Annual Report, which is incorporated by reference into this prospectus and the section titled “Risk Factors” in this prospectus.

Risks Related to Doing Business in China

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●

Changes in China’s economic, political or social conditions or government policies or in relations between China and the United States could have a material adverse effect on our business, financial condition and operations; and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors—Risks Related to Doing Business in China—Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in this prospectus and “Item 3. Key Information —D. Risk Factors—Risks Related to Doing Business in China—Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in our 2021 Annual Report.

●	The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our Common Shares. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless See “Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Common Shares” in this prospectus.;

●	Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business. See “Risk Factors—Risks Related to Doing Business in China—Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business” in our 2021 Annual Report.

●

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us See “Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in our 2021 Annual Report.

●

Our Common Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—Our Common Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” in this prospectus.

●

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, and we may therefore be subject to PRC income tax on our global income. See “Risk Factors—Risks Related to Doing Business in China—We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, and we may therefore be subject to PRC income tax on our global income” in this prospectus.

●

We may be subject to foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business. See “Risk Factors—Risks Related to Doing Business in China—Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively” and “Risk Factors—Risks Related to Doing Business in China—We may be subject to foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be subject to foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business” in our 2021 Annual Report.

●	PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China” in our 2021 Annual Report.;

●

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent ReTo from making additional capital contributions or loans to its PRC subsidiaries. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent ReTo from making additional capital contributions or loans to its PRC subsidiaries” in our 2021 Annual Report.

●

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Risk Factors—Risks Related to Doing Business in China—The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We rely to a significant extent on dividends and other distributions on equity paid by our PRC subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.” in our 2021 Annual Report.

●

The war in Ukraine could materially and adversely affect our business and results of operations. See “Risk Factors—Risks Related to Doing Business in China—The war in Ukraine could materially and adversely affect our business and results of operations” in this prospectus.

●

We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations. See “Risk Factors—Risks Related to Doing Business in China—We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations” in this prospectus.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Risk Factors—Risks Related to Doing Business in China—A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition” in this prospectus

Risks Related to Our Business and Industry

We are subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:

●

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown” in our 2021 Annual Report.

●

Any decline in the availability or increase in the cost of raw materials could materially impact our earnings. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—Any decline in the availability or increase in the cost of raw materials could materially impact our earnings” in our 2021 Annual Report.

●

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products which could have a material adverse effect on our business. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry— Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products which could have a material adverse effect on our business” in our 2021 Annual Report.

●

Wage increases in China may prevent us from sustaining our competitive advantage and could reduce our profit margins. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—Wage increases in China may prevent us from sustaining our competitive advantage and could reduce our profit margins.

●

We rely on a limited number of vendors, and the loss of any significant vendor could harm our business, and the loss of any one of such vendors could have a material adverse effect on our business. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—We rely on a limited number of vendors, and the loss of any significant vendor could harm our business, and the loss of any one of such vendors could have a material adverse effect on our business.

●

We face certain risks in collecting our accounts receivable, the failure to collect could have a material adverse effect on our business. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—We face certain risks in collecting our accounts receivable, the failure to collect could have a material adverse effect on our business” in our 2021 Annual Report.

●

If we fail to protect our intellectual property rights, it could harm our business and competitive position. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry— If we fail to protect our intellectual property rights, it could harm our business and competitive position” in our 2021 Annual Report.

●

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2021 and 2020 includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, and if our business is unable to continue it is likely investors will lose all of their investment. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2021 and 2020 includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, and if our business is unable to continue it is likely investors will lose all of their investment” in our 2021 Annual Report.

●

We do not maintain a reserve for warranty or defective products and installation claims. Our costs could increase if we experience a significant number of claims, which could have a material adverse effect on our business. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—We do not maintain a reserve for warranty or defective products and installation claims. Our costs could increase if we experience a significant number of claims, which could have a material adverse effect on our business” in our 2021 Annual Report.

●

Product defects and unanticipated use or inadequate disclosure with respect to our products could adversely affect our business, reputation and financial performance. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—Product defects and unanticipated use or inadequate disclosure with respect to our products could adversely affect our business, reputation and financial performance” in our 2021 Annual Report.

●

We may be unable to deliver our backlog on time, which could affect future sales and profitability and our relationships with customers. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—We may be unable to deliver our backlog on time, which could affect future sales and profitability and our relationships with customers” in our 2021 Annual Report.

●

Our operations are subject to various hazards that may cause personal injury or property damage and increase our operating costs, and which may exceed the coverage of our insurance. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—Our operations are subject to various hazards that may cause personal injury or property damage and increase our operating costs, and which may exceed the coverage of our insurance” in our 2021 Annual Report.

●

We may incur material costs and losses as a result of claims our products do not meet regulatory requirements or contractual specifications. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—We may incur material costs and losses as a result of claims our products do not meet regulatory requirements or contractual specifications” in our 2021 Annual Report.

●

Our operations may incur substantial liabilities to comply with environmental laws and regulations. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—Our operations may incur substantial liabilities to comply with environmental laws and regulations” in our 2021 Annual Report.

●

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares may decline. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Business and Industry—If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares may decline” in our 2021 Annual Report.

Risks Related to Our Newly Acquired Businesses and Related Industries

We face risks and uncertainties related to the Acquisition, the newly acquired businesses and related industries, including, but not limited to, the following:

●

The integration of newly acquired businesses may not provide the benefits anticipated at the time of acquisition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—The integration of newly acquired businesses may not provide the benefits anticipated at the time of acquisition” in our 2021 Annual Report.

●

We have a limited operating history in the newly acquired businesses and may be unable to achieve or sustain profitability or accurately predict the future results of such businesses. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—We have a limited operating history in the newly acquired businesses and may be unable to achieve or sustain profitability or accurately predict the future results of such businesses” in our 2021 Annual Report.

●

Growing the newly acquired businesses requires us to continue investing in technology, resources, and new business capabilities; these investments may contribute to losses, and we cannot guarantee that any will be successful or contribute to profitability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Growing the newly acquired businesses requires us to continue investing in technology, resources, and new business capabilities; these investments may contribute to losses, and we cannot guarantee that any will be successful or contribute to profitability” in our 2021 Annual Report.

●

Any failure to offer high quality services and support may adversely affect our relationships with our customers and prospective customers, and adversely affect our business, results of operations and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Any failure to offer high quality services and support may adversely affect our relationships with our customers and prospective customers, and adversely affect our business, results of operations and financial condition” in our 2021 Annual Report..

●

The software and information technology service market in which we participate is competitive, and if we do not compete effectively, our business, results of operations and financial condition could be harmed. See “Item 3. Key Information —D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—The software and information technology service market in which we participate is competitive, and if we do not compete effectively, our business, results of operations and financial condition could be harmed” in our 2021 Annual Report.

●	Hainan Yile IoT receives a substantial portion of its revenues from a limited number of customers, and the loss of, or a significant reduction in usage by, one or more of its customers would result in lower revenues and could harm our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Hainan Yile IoT receives a substantial portion of its revenues from a limited number of customers, and the loss of, or a significant reduction in usage by, one or more of its customers would result in lower revenues and could harm our business” in our 2021 Annual Report.

●	We operate in an emerging and evolving markets. If our market does not grow as we expect, or if we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products and solutions may become less competitive. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—We operate in an emerging and evolving markets. If our market does not grow as we expect, or if we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products and solutions may become less competitive” in our 2021 Annual Report.

●

Security incidents and attacks on our products or solutions could lead to significant costs and disruptions that could harm our business, financial results, and reputation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Security incidents and attacks on our products or solutions could lead to significant costs and disruptions that could harm our business, financial results, and reputation” in our 2021 Annual Report.

●

A significant portion of our revenues were derived from customers in the insurance industry. The intensifying competition, change in sector trend and landscape and government policies may have a direct impact on the insurance industry and negatively affect the stability of our clients, which may subsequently have negative impact on our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—A significant portion of our revenues were derived from customers in the insurance industry. The intensifying competition, change in sector trend and landscape and government policies may have a direct impact on the insurance industry and negatively affect the stability of our clients, which may subsequently have negative impact on our business” in our 2021 Annual Report.

●

Changes in practices of insurance companies in the markets in which we provide, and sell, our SVR and RSA and emergency home repair products services could adversely affect our revenues and growth potential. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Changes in practices of insurance companies in the markets in which we provide, and sell, our SVR and RSA and emergency home repair products services could adversely affect our revenues and growth potential” in our 2021 Annual Report.

●

Defects or errors in our products or solutions could diminish demand for our products or solutions, harm our business and results of operations and subject us to liability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Defects or errors in our products or solutions could diminish demand for our products or solutions, harm our business and results of operations and subject us to liability” in our 2021 Annual Report.

●

We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations. See “Risk Factors— Risks Related to Our Newly Acquired Businesses and Related Industries—We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations” in this prospectus and “Item 3. Key Information —D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations” in our 2021 Annual Report.

●

We could be harmed by data loss or other security breaches. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—We could be harmed by data loss or other security breaches” in our 2021 Annual Report.

●

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries— Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition” in our 2021 Annual Report.

●

Our services rely on the stable performance of servers, and any disruption to our servers due to internal and external factors could diminish demand for our products or solutions, harm our business, our reputation and results of operations and subject us to liability. See “Item 3. Key Information—D. Risk Factors—Our services rely on the stable performance of servers, and any disruption to our servers due to internal and external factors could diminish demand for our products or solutions, harm our business, our reputation and results of operations and subject us to liability” in our 2021 Annual Report.

●

Our use of open source or third-party software could negatively affect our ability to sell our products and solutions, and subject us to possible litigation. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—Our use of open source or third-party software could negatively affect our ability to sell our products and solutions, and subject us to possible litigation” in our 2021 Annual Report.

●

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition” in our 2021 Annual Report.

●

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Newly Acquired Businesses and Related Industries—The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all” in our 2021 Annual Report.

Risks Related to Our Common Shares

We face risks and uncertainties related to our Common Shares, including, but not limited to, the following:

●

The trading prices of our Common Shares are likely to be volatile, which could result in substantial losses to investors. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—The trading prices of our Common Shares are likely to be volatile, which could result in substantial losses to investors” in our 2021 Annual Report.

●

If securities or industry analysts publish negative reports about our business, the price and trading volume of our Common Shares securities could decline. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—If securities or industry analysts publish negative reports about our business, the price and trading volume of our Common Shares securities could decline.” in our 2021 Annual Report.

●

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Share. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock” in our 2021 Annual Report.

●

Substantial future sales or perceived sales of our Common Shares in the public market could cause the price of our Common Shares to decline. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—Substantial future sales or perceived sales of our Common Shares in the public market could cause the price of our Common Shares to decline” in our 2021 Annual Report.

●

Some provisions of the M&A discourage, delay or prevent a change in control of ReTo or its management that shareholders may consider favorable. However, under BVI law, ReTo’s directors may only exercise the rights and powers granted to them under the M&A, as amended and restated from time to time, and must always act in good faith in what they believe to be the best interests of ReTo. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—Some provisions of the M&A discourage, delay or prevent a change in control of ReTo or its management that shareholders may consider favorable. However, under BVI law, ReTo’s directors may only exercise the rights and powers granted to them under the M&A, as amended and restated from time to time, and must always act in good faith in what they believe to be the best interests of ReTo” in our 2021 Annual Report.

●

You may not receive dividends or other distributions on our Common Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you and any proposed dividend would be subject to ReTo’s M&A and the Act; specifically, ReTo may only pay a dividend if ReTo’s directors are satisfied, on reasonable grounds, that, immediately after the dividend is paid, the value of its assets will exceed its liabilities and it will be able to pay its debts as they fall due. See “Item 3. Key Information—D. Risk Factors—You may not receive dividends or other distributions on our Common Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you and any proposed dividend would be subject to ReTo’s M&A and the Act; specifically, ReTo may only pay a dividend if ReTo’s directors are satisfied, on reasonable grounds, that, immediately after the dividend is paid, the value of its assets will exceed its liabilities and it will be able to pay its debts as they fall due” in our 2021 Annual Report.

●

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive distributions with respect to the underlying Common Shares if it is impractical to make them available to you. See “Item 3. Key Information—D. Risk Factors—Risks Related to our Common Shares—Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive distributions with respect to the underlying Common Shares if it is impractical to make them available to you” in our 2021 Annual Report.

●

The market price of our Common Shares has recently declined significantly, and our Common Shares could be delisted from the Nasdaq or trading could be suspended. See “Risk Factors—Risks Related to Our Common Shares—The market price of our Common Shares has recently declined significantly, and our Common Shares could be delisted from the Nasdaq or trading could be suspended” in this prospectus.

●

In the event that our Common Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Common Shares because they may be considered penny stocks and thus be subject to the penny stock rules. See “Risk Factors—Risks Related to Our Common Shares—In the event that our Common Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Common Shares because they may be considered penny stocks and thus be subject to the penny stock rules” in this prospectus.

 General Risk Factors

We face general risks and uncertainties, including, but not limited to, the following:

●

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance. See “Risk Factors—General Risk Factors—We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance” in this prospectus.

●	Mail addressed to the Company at its registered office may be delayed due to forwarding practice. See “Risk Factors—General Risk Factors—Mail addressed to the Company at its registered office may be delayed due to forwarding practice” in this prospectus

Summary Consolidated Financial Information

The following table represents our selected consolidated financial information. The selected consolidated balance sheets of ReTo and subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2021 and 2020 have been derived from our audited consolidated financial statements, which are included in our 2021 Annual Report, which is incorporated herein by reference. Our consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.

These selected consolidated financial data below should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and related notes included elsewhere in our 2021 Annual Report, which is incorporated herein by reference, and “Item 5. Operating and Financial Review and Prospects” therein. Our historical results do not necessarily indicate results expected for any future periods. The following table presents our selected consolidated statements of income data for the years ended December 31, 2021 and 2020:

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

	For the Year Ended December 31, 2021
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Revenue	$-	$-	$3,600,078	$-	$3,600,078
Loss from equity method investment	$(16,182,490)	$-	$-	$16,182,490	$-
Net loss	$(21,104,826)	$(1,336,238)	$(15,815,359)	$16,182,490	$(22,073,933)
Comprehensive loss	$(20,641,393)	$(1,336,238)	$(15,321,590)	$15,719,057	$(21,580,164)

	For the Year Ended December 31, 2020
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Revenue	$-	$-	$8,339,215	$-	$8,339,215
Loss from equity method investment	$(10,167,812)	$-	$-	$10,167,812	$-
Net loss	$(11,773,763)	$-	$(11,294,657)	$10,167,812	$(12,900,608)
Comprehensive loss	$(9,845,144)	$-	$(9,371,341)	$8,239,193	$(10,977,292)

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2021
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Cash	$44,008	$-	$413,487	$-	$457,495
Total current assets	$18,240,308	$1,475,457	$5,809,914	$(12,495,518)	$13,030,161
Investments in subsidiaries	$(2,095,115)	$10,424,642	$-	$(8,329,527)	$-
Total non-current assets	$(2,095,115)	$10,424,642	$18,866,318	$(9,264,940)	$17,930,906
Total assets	$16,145,193	$11,900,099	$24,676,233	$(21,760,457)	$30,961,067
Total liabilities	$2,593,040	$11,159,668	$15,651,693	$(12,527,612)	$16,876,789
Total equity	$13,552,153	$740,431	$9,024,540	$(9,232,846)	$14,084,278
Total liabilities and equity	$16,145,193	$11,900,099	$24,676,233	$(21,760,457)	$30,961,067

	As of December 31, 2020
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Cash	$23,509	$1	$1,034,628	$-	$1,058,138
Total current assets	$16,173,008	$166,560	$8,192,231	$(11,252,289)	$13,279,510
Investments in subsidiaries	$12,050,142	$13,724,642	$-	$(25,774,784)	$-
Total non-current assets	$12,050,142	$13,724,642	$46,660,344	$(27,740,565)	$44,694,563
Total assets	$28,223,150	$13,891,202	$54,852,575	$(38,992,855)	$57,974,073
Total liabilities	$948,041	$11,814,533	$29,532,491	$(12,282,813)	$30,012,252
Total equity	$27,275,109	$2,076,669	$25,320,085	$(26,710,042)	$27,961,821
Total liabilities and equity	$28,223,150	$13,891,202	$54,852,575	$(38,992,855)	$57,974,073

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Net cash provided by (used in) operating activities	$(3,665,341)	$-	$901,099	$-	$(2,764,242)
Net cash used in investing activities	$-	$-	$(1,743,599)	$-	$(1,743,599)
Net cash provided by (used in) financing activities	$3,685,839	$(374,155)	$736,463	$-	$4,048,147

	For the Year Ended December 31, 2020
	ReTo	REIT Holdings	Other Subsidiaries	Eliminations	Consolidated Total

Net cash provided by (used in) operating activities	$(125,291)	$-	$373,239	$-	$247,948
Net cash provided by investing activities	$-	$-	$944,401	$-	$944,401
Net cash provided by (used in) financing activities	$73,386	$-	$(1,251,225)	$-	$(1,177,839)

RISK FACTORS

An investment in the securities that we are offering involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors that can influence our business, financial position or results of operations and that can also cause the market value of the Common Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in the securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our 2021 Annual Report filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement or related free writing prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of the securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

Risks Related to Doing Business in China

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Substantially all of our operations are conducted in the PRC and substantially all of our revenues is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

In July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, our operations in China as well as the market price of our Common Shares may be adversely affected.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses.

In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the CAC and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Any failure or delay in the completion of the cybersecurity review procedures may prevent the critical information infrastructure operator from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services. The PRC government recently launched cybersecurity reviews against a number of mobile apps operated by several U.S.-listed Chinese companies and prohibiting these apps from registering new users during the review periods. We do not believe that we constitute a critical information infrastructure operator under the Cybersecurity Review Measures.

On July 10, 2021, the CAC issued the Cybersecurity Review Measures (revised draft for public comments), which proposed to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law covers various types of national security, including technology security and information security. The Cybersecurity Review Measures (2021 Version) took effect on February 15, 2022. The Cybersecurity Review Measures (2021 Version) expand the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the Cybersecurity Review Measures (2021 Version), the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, such reviews would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law.

According to the Cybersecurity Review Measures (2021 Version), cybersecurity review will be required when (i) operators of critical information infrastructure purchasing network products and services or online platform operators carry out data processing activities which do or may affect national security; and (ii) any online platform operator controlling personal information of more than one million users which seeks to list in a foreign stock exchange. The factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the new rules companies holding data of more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas initial public offerings. As advised our PRC legal counsel , because (i) none of our PRC subsidiaries collecting personal information or processing data in actual operation, and (ii) none of our PRC subsidiaries is an “online platform operator holding more than one million users’ personal information”, we believe the cybersecurity review requirement is not applicable us. However, there remains uncertainty as to the interpretation and implementation of the revised Cybersecurity Review Measures and we cannot assure you that the CAC will reach the same conclusion as our PRC counsel. As advised by our PRC legal counsel, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” If the Company or any of its PRC subsidiaries is deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations, we and our PRC subsidiaries must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we and our PRC subsidiaries have fulfilled in our business, and we and our PRC subsidiaries may be subject to review when purchasing internet products and services. We and our PRC subsidiaries may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions in such respect.

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme. We believe that we or any of our PRC subsidiaries do not constitute an online platform operator under the draft Regulations on Network Data Security as proposed, which is defined as a platform that provides information publishing, social network, online transaction, online payment and online audio/video services. None of our PRC subsidiaries is an online platform operator themselves, nor is any of them required to obtain an ICP license for their current operations.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. We have access to certain information of our customers in providing services and may be required to further adjust our business practice to comply with new regulatory requirements.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices or service offerings could fail to meet all of the requirements imposed on us by the PRC Cybersecurity Law, the PRC Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations, especially those relating to the internet, are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

The PRC government has recently announced its plans to enhance its regulatory oversight of Chinese companies listing overseas. The Opinions on Strictly Cracking Down on Illegal Securities Activities issued on July 6, 2021 called for:

●	tightening oversight of data security, cross-border data flow and administration of classified information, as well as amendments to relevant regulation to specify responsibilities of overseas listed Chinese companies with respect to data security and information security;

●	enhanced oversight of overseas listed companies as well as overseas equity fundraising and listing by Chinese companies; and

●	extraterritorial application of China’s securities laws.

As the Opinions on Strictly Cracking Down on Illegal Securities Activities were recently issued, there are great uncertainties as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us, but among other things, our ability and the ability of our subsidiaries to obtain external financing through the issuance of equity securities overseas could be negatively affected.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which aim to establish a unified supervision system and promote cross-border regulatory cooperation. The Draft Rules Regarding Overseas Listing lay out filing procedures for domestic companies to record their initial public offerings and follow-on offerings abroad with the CSRC. Issuers are required to file follow-on offerings with the CSRC within 3 business days after the closing of such offerings.

According to the Q&A held by CSRC officials for journalists thereafter, the CSRC will adhere to the principle of non-retroactive application of law and first focus on issuers conducting initial public offerings and follow-on offerings by requiring them to complete the registration procedures. Other issuers will be given a sufficient transition period. The CSRC officials also noted that the regulation system contemplated by the Draft Rules Regarding Overseas Listing differentiates between initial public offerings and follow-on offerings to take into account overseas capital markets’ fast and efficient features and to reduce impacts on overseas financing activities by domestic companies. If the Draft Rules Regarding Overseas Listing are enacted in their current forms, we expect to perform necessary registration filings with the CSRC for our follow-on offering within the prescribed transition period and for any follow-on offering in the event that it takes place after the Draft Rules Regarding Overseas Listing enter into force. However, it is uncertain when the Draft Rules Regarding Overseas Listing will take effect or if they will take effect as in their current forms.

The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Common Shares.

We conduct our business in China primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Common Shares. Also, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause our securities to significantly decline in value or become worthless. Therefore, investors of ReTo face potential uncertainty from actions taken by the PRC government affecting our business.

Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, such as loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries, a foreign invested enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

●	investments through enterprises established for only a few months without substantive operation;

●	investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

●	investments in targets that are not related to onshore parent’s main business; and

●	investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders, including holders of our Common Shares.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

ReTo is a company incorporated in the BVI structured as a holding company conducting its operations in China through its PRC subsidiaries. As permitted under PRC laws and regulations, in utilizing the proceeds of its initial public offering or follow-on offering, ReTo may make loans to its PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or ReTo may make additional capital contributions to its PRC subsidiaries. Furthermore, loans by ReTo to its PRC subsidiaries to finance their activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our IPO or follow-on offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our initial public offering or follow-on offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.

The PRC government controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We receive substantially all of our revenues in Renminbi, and most of our cash is in Renminbi. Under our corporate structure, ReTo, a BVI holding company, primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements it may have. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade- and-service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. As such, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiaries is able to be paid as dividends in foreign currencies to ReTo without prior approval from the SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion in the future restrict access to foreign currencies for current account transactions. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries to transfer cash. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies from the PRC subsidiaries to the offshore subsidiaries, across borders, and to our shareholders, including the U.S. investors. These foreign exchange restrictions and limitations could prevent the cash maintained from leaving the PRC, and restrict our ability to pay dividends to ReTo and the U.S. investors.

There are limitations on our PRC subsidiaries’ ability to distribute earnings to their respective shareholders. On the one hand, under the current PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of their registered capital. Our PRC subsidiaries may at their discretion allocate a portion of their after-tax profits to staff welfare and bonus funds in accordance with relevant PRC rules and regulations. These reserve funds and staff welfare and bonus funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, any transfer of funds by ReTo to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE or its local counterparts. This may hinder or delay our deployment of cash into our subsidiaries’ business, which could result in a material and adverse effect on our operations.

Our Common Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit our Common Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include, YCM CPA Inc.

Our independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently registered under the PCAOB and subject to PCAOB inspections. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Common Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Common Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Common Shares.

The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our securities are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China or Hong Kong makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Common Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, and we may therefore be subject to PRC income tax on our global income.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008, EIT Law was subsequently amended by the SCNPC and became effective on February 24, 2017. Under the EIT Law, resident enterprises pay income tax at the rate of 25% for their worldwide income while non-resident enterprises pay 20% for their income generated from China and income generated overseas but are substantially related to the entities established in China by the non-resident enterprises. As far as the definition of resident enterprises, according to the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise.” The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises with the Actual Standards of Organizational Management, or Circular 82, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Circular 82, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “resident enterprise” with its “de facto management body” located within China if  (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in China; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in China; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) at least half of the enterprise’s directors or senior management with voting rights frequently reside in China. A resident enterprise would have to pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.

Given that ReTo Eco-Solutions does not have a PRC individual or a PRC enterprise or group, but a Hong Kong enterprise as its primary controlling shareholder, we believe Circular 82 will not apply to us. However, Circular 82 did mention that the facts-oriented recognition is more important than format in the case of recognizing “de facto management”. Although we have never been determined by any competent tax authorities to be a “resident enterprise”, and we have not seen any corporations with similar structures to ours to be determined as a “resident enterprise”, whether or not we will be recognized as a “resident enterprise” is subject to the PRC tax authorities’ discretion and their interpretation of the term “de facto management body”.

As for our Hong Kong business, we do not believe that we meet some of the conditions outlined. As trading companies, the key assets and records of REIT Holdings including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. Accordingly, we believe that REIT holdings should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

We may be subject to foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business.

Beijing REIT, REIT Technology and REIT Yancheng are subject to Chinese rules and regulations on currency conversion. In China, SAFE regulates the conversion of the RMB into foreign currencies. Currently, FIEs are required to apply to SAFE for “Registration of Establishment as FIEs”. Beijing REIT, REIT Technology and REIT Yancheng are FIEs. With such registration, Beijing REIT, REIT Technology and REIT Yancheng are allowed to open foreign currency accounts including the “current account” and the “capital account”. Currently, conversion within the scope of the “current account” and general “capital account” can be effected without requiring the approval of SAFE. However, conversion of currency in some restricted “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In particular, if Beijing REIT, REIT Technology or REIT Yancheng borrow foreign currency through loans from ReTo Eco-Solutions or other foreign lenders, these loans must be registered with SAFE. If Beijing REIT, REIT Technology or REIT Yancheng are financed by means of additional capital contributions, reporting to or filings with certain Chinese government authorities, including MOFCOM, or the local counterparts of SAFE and SAMR or its local counterparts, in respect of these capital contributions. These restrictions could limit our use of funds which would be raised in our future offerings, which could have an adverse effect on our business.

The war in Ukraine could materially and adversely affect our business and results of operations.

In February 2022, the Russian Federation commenced a military invasion of Ukraine, and as a result, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russia and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt.

The war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s invasion of Ukraine has led to, and may continue to lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers or suppliers’ businesses and potentially our business, even though we do not conduct any business in Russia or Ukraine.

As of the date of this prospectus, we do not have any business, operation or assets in Russia or Ukraine, nor do we have any direct or indirect business or contracts with any Russian or Ukraine entity as a supplier or customer. Additionally, we do not have any knowledge as to whether our customers or suppliers have any business, operation or assets in Russia or Ukraine, or have any direct or indirect business or contracts with any Russian or Ukraine entity as a supplier or customer. However, our operations, especially the supply chain, could be adversely impacted as a result of the dramatic fuel cost increases or delay to international shipping, in particular marine freight, that may be caused by the war.

The extent and duration of the military action, sanctions and resulting market disruptions of the war in Ukraine are impossible to predict, but could be substantial. Any such disruptions caused by Russian military actions or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations, in particular sales of construction materials and equipment, are subject to supply chain disruptions. We have not experienced any suspension of production, purchase or sale of our products and equipment; however, we have experienced some disruption to our supply chain during the PRC government mandated lockdown due to the COVID-19 pandemic, including but not limited to, restrictions or suspensions of logistics and shipping services in certain areas of China and increase in raw material costs.

While all of our major suppliers are currently fully operational, any future disruption in their operations would impact our ability to produce and deliver our products to customers. In addition, reductions in commercial airline and cargo flights, disruptions to ports and other shipping infrastructure resulting from the COVID-19 pandemic are resulting in increased transport times to deliver our products to customers. This has limited our ability to fulfill orders and we may be unable to satisfy all of the demand for our products and equipment in a timely manner, which has adversely affected our relationships with our customers. As a result, the supply chain disruptions have materially affected our operations and may impact our outlook or business goals.

We have also experienced higher costs of raw materials for manufacture and sale of our equipment, primarily steel and certain electronic parts due to limited availability or increased commodity prices caused by the COVID -19 pandemic. We have expanded our supplier network in order to control the procurement costs, diversify supply of our raw materials and ensure timely fulfillment of customer orders. As a result, we believe we can still supply products and equipment at competitive prices amid the COVID-19 impact.

As a result of Russia’s military invasion of Ukraine, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine. These geopolitical issues have resulted in increasing global trading uncertainties and thus could potentially affect our supply chain, even though we do not have any business, operation or assets in Russia or Ukraine, nor do we have any direct or indirect business or contracts with any Russian or Ukraine entity as a supplier or customer. See “ – The war in Ukraine could materially and adversely affect our business and results of operations.”

Our management has analyzed the current and future international and domestic political and economic situations and formulated different development strategies and measures for each of our business segments, with a goal to reduce the existing and potential impact of supply chain disruptions. For the equipment and construction materials businesses, we have made market development efforts to expand sales and have strengthened the management of raw material procurement by adding backup suppliers. Moreover, we have focused on production design and processing processes to improve quality and efficiency as well as reduce costs. We also plan to focus more on the growth of our software development and roadside assistance services, which are generally less prone to any supply chain disruptions. However, there is no assurance that our efforts to mitigate the impact of supply chain disruptions will be successful. If our efforts were not successful, our business, financial condition and results of operations could be materially adversely affected.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The Chinese economy has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets, and over the conflicts involving Ukraine and Syria. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Due to the impact of the COVID-19 pandemic, the global economy has slowed down, especially in infrastructure construction. Therefore, in the past two years, the market and sales of our equipment and building materials have declined and we have experienced declines in demand of our products. Entering into 2022, with the weakening of the pandemic situation, we expect that the international and domestic demand for equipment will gradually resume.

Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Risks Related to Our Newly Acquired Businesses and Related Industries

We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

We operate in the regulatory environment in which data privacy and protection is evolving. We cannot assure you that relevant governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect the software and information technology service industry, our clients and us. Regulatory investigations, restrictions, penalties and sanctions, whether targeted at us or not, may negatively affect the market environment in which we operate, our existing or potential clients, and our products and services, which may in turn have a material adverse effect on our business, results of operations and financial condition. It is also possible that we may become subject to additional or new laws and regulations regarding data privacy and protection in connection with the data we have access to and the data products and services we provide to our clients. Moreover, we may become subject to regulatory requirements as a result of utilization of our products and services by residents of, or travelers who visit, certain jurisdictions, such as the General Data Protection Regulation of the European Union, or the GDPR. Complying with additional or new regulatory requirements could force us to incur substantial costs or require us to change our business practices. Moreover, if a high profile security breach occurs with respect to our competitors, people may lose trust in the security of software solutions providers generally, including us, which could damage the reputation of the industry, result in heightened regulation and strengthened regulatory enforcement and adversely affect our business and results of operations.

Our business partners and customers may be subject to regulations related to the handling and transfer of certain types of sensitive and confidential information. Any failure of our partners or customers to comply with applicable laws and regulations would harm our business, results of operations and financial condition.

Our business partners and customers that use our products may be subject to privacy- and data protection-related laws and regulations that impose obligations in connection with the collection, processing and use of personal data, financial data, health data or other similar data.

Any failure or perceived failure by our business partners or customers to comply with applicable laws and regulations could result in their reputational damage or governmental investigations, inquiries, enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, which may harm our business partnership and have a negative impact on our business.

Risks Related to Our Common Shares

The market price of our Common Shares has recently declined significantly, and our Common Shares could be delisted from the Nasdaq or trading could be suspended.

The listing of our Common Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On June 9, 2022, we announced that we received written notification, or the Notification Letter, from the Nasdaq Stock Market LLC on June 3, 2022 that we were not in compliance with the minimum bid price requirement of US$1.00 per share under the Nasdaq Listing Rules. In accordance with Nasdaq Listing Rules, we must regain compliance within 180 calendar days, or by November 30, 2022. To regain compliance, our Common Shares need to have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event we do not regain compliance by November 30, 2022, we could be eligible for additional time to regain compliance or may face delisting.

We cannot assure you that we will be able to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules, or that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our Common Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Common Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Common Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such Common Shares. A suspension or delisting would likely decrease the attractiveness of our Common Shares to investors and cause the trading volume of our Common Shares to decline, which could result in a further decline in the market price of our Common Shares.

In the event that our Common Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Common Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Common Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Shares, which could severely limit the market liquidity of such Common Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

General Risk Factors

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Mail addressed to the Company at its registered office may be delayed due to forwarding practice.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. Forward-looking statements may involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	the potential impact on our business of the economic, political and social conditions of the PRC;

●	any changes in the laws, regulations or rules of the PRC or local province that may affect our operations;

●	the impact of COVID-19 on our operations;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	inflation and fluctuations in foreign currency exchange rates;

●	the ability to realize benefits of the acquisition of REIT Mingde and integrate and expand its businesses into our existing business and grow and manage growth profitably;

●	our projections for our return on investment in client projects;

●	the ability to navigate geographic market risks of our eco-friendly construction materials;

●	the ability to maintain a reserve for warranty or defective products or equipment and installation claims;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	our ability to maintain effective supply chain of raw materials and our products or equipment;

●	slowdown or contraction in industries in China in which we operate;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our ability to diversify our product and service offerings and capture new market opportunities;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

●	the costs we may incur in the future from complying with current and future laws and regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

You should read thoroughly this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and the documents incorporated by reference into this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2021 Annual Report and incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus, which we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of US$200,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our Common Shares held by non-affiliates is less than US$75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Common Shares held by non-affiliates equals or exceeds US$75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding Common Shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF EQUITY SECURITIES

The following describes our securities, summarizes the material provisions of our M&A, which is based upon, and is qualified by reference to, our M&A. This summary does not purport to be a summary of all of the provisions of our M&A. You should read our M&A which are filed as exhibits to our Registration Statement on Form F-1 (File No. 333-219709), as amended, initially filed with the SEC on August 4, 2017, for the provisions that are important to you.

We are authorized to issue 200,000,000 Common Shares, with a par value of US$0.001 each. As of September 29, 2022, there were 43,108,112 Common Shares outstanding, all of which were fully paid. For a description of our Common Shares, including the rights and obligations thereto, please refer to the relevant provisions in the M&A and to Exhibit 2.2 to our 2021 Annual Report, which are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Common Shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Common Shares. Any such exchange and / or conversion remains subject to the M&A and the Act, and the terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Common Shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase Common Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the appointment of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the Common Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material BVI or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to the M&A and the Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands in order to enjoy the following benefits at the date of this prospectus:

●	political and economic stability, with modern and flexible companies legislation;

●	developed common law legal system with an effective judicial system, including a well respected commercial court with ultimate appeal to the Privy Council;

●	tax neutrality, meaning the BVI does not add any extra layer of taxes (ie no income tax, corporation tax or capital gains tax); and

●	the absence of exchange control or currency restrictions, no statutory financial assistance restrictions; and the availability of world-class professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

The courts of the British Virgin Islands will in certain circumstances recognise and enforce monetary judgments made in the jurisdiction of the United States. The judgment creditor would be required to bring a common law claim for enforcement of the judgment as a debt (the British Virgin Islands has no statutory enforcement regime for judgments obtained in the United States).

Seeking to enforce the judgment as a debt would mean that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgement is final and for a liquidated sum;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice; and.

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company (see below).

The courts of the British Virgin Islands will not usually have jurisdiction to enforce original actions predicated on U.S. federal or state securities laws. Typically, any such action would need to be brought within the jurisdiction of the United States.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in the PRC, and substantially all of our assets are located in the PRC. A majority of our current directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Our PRC counsel, Yuan Tai Law Offices, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our PRC counsel, Yuan Tai Law Offices, has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

Anti-money Laundering

In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may (among other things) require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects (or has reasonable ground for knowing or suspecting) that another person is engaged in money laundering, terrorist financing or proliferating financing and the information or other matter for that knowledge or suspicion (or giving reasonable grounds for such knowledge or suspicion) came to their attention in the course of their trade, profession, business or employment the person will be required to disclose the information or other matter to the Financial Investigation Agency of the British Virgin Islands as soon as reasonably practicable after it comes to their attention, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a disclosure shall not be treated as a breach of any restriction imposed by any enactment or otherwise.

TAXATION

Our 2021 Annual Report provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

Subject to the M&A and the Act, we may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, subject to the M&A and the Act, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC Registration Fee		$18,540
FINRA filing fee		30,500
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Common Shares, warrants, debt securities, rights and units, to the extent governed by BVI law, will be passed upon for us by Mourant Ozannes, a BVI partnership. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of ReTo Eco-Solutions, Inc. appearing in our 2021 Annual Report for the years ended December 31, 2021 and 2020 have been audited by YCM CPA Inc., an independent registered public accounting firms, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our M&A, the Act or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2021, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

We incorporate by reference the documents listed below:

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 22, 2022, including Exhibit 10.1 thereto;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 5, 2022;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 9, 2022, including Exhibit 99.1 thereto;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 1, 2022, including Exhibit 10.1 thereto;

●	the description of the Company’s Common Shares contained in the Form 8-A12B, filed with the SEC on November 28, 2017, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2021 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: ReTo Eco-Solutions, Inc. c/o Beijing REIT Technology Development Co., Ltd., Building X-702, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, telephone number: (+86) 10-64827328.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.retoeco.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at www.retoeco.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

Additionally, under the Act the holders of our Common Shares are entitled, upon giving written notice to us, to inspect (i) our M&A, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of members, and to make copies of, and take extracts from the, these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

ReTo Eco-Solutions, Inc.

US$200,000,000

Common Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2022

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with any offering pursuant to this prospectus other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Act allows a BVI company to indemnify any current or former director against any expense, judgment, fine or amount paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings brought against the director because the director served as a director of the company if: (i) the director acted honestly and in good faith and in what the director believed to be in the best interests of the company; and (iii) (in the case of criminal proceedings) the director had no reasonable cause to believe that the director’s conduct was unlawful. An indemnity that breaches the Act is void.

The Act allows a BVI company to pay any expenses incurred by any current or former director in defending any legal, administrative or investigative proceedings before the proceedings are finally concluded if the company is given an undertaking from, or on behalf of, the director to repay all amounts paid by the company if it is ultimately determined that the director is not entitled to be indemnified by the company.

With regard to conflicts of interest, any director of ReTo who is interested in a transaction into which ReTo has entered or will enter may vote on a matter relating to that transaction as long as he or she has disclosed the interest to each other director of ReTo.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association (Incorporated herein by reference to Exhibit 3.1 to our Form F-1/A (File No. 333-219709) filed on August 4, 2017)

4.1*	Form of Indenture relating to debt securities

4.2+	Form of Warrant Agreement (including form of Warrant Certificate)

4.3+	Form of Right Agreement (including form of Right Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1**	Opinion of Mourant Ozannes

23.1***	Consent of YCM CPA Inc., Independent Registered Public Accounting Firm

23.2**	Consent of Mourant Ozannes (included in Exhibit 5.1)

23.3***	Consent of Yuan Tai Law Offices (included in Exhibit 99.1)

24.1**	Power of Attorney (included on signature page of the initial filing of this Registration Statement on Form F-3)

25.1****	Statement of Eligibility on Form T-1 of the Trustee under the Indenture

99.1***	Opinion of Yuan Tai Law Offices

107**	Calculation of Filing Fee Tables

*	To be filed by amendment.

**	Previously filed.

***	Filed herewith.

****	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing under the electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on October 5, 2022.

RETO ECO-SOLUTIONS, INC.

By:	/s/ Hengfang Li
	Name:	Hengfang Li
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hengfang Li	Chairman and Chief Executive Officer	October 5, 2022
Hengfang Li	(Principal Executive Officer)

*	Chief Financial Officer	October 5, 2022
Yue Hu	(Principal Financial and Accounting Officer)

*	President, Chief Operating Officer and Director	October 5, 2022
Guangfeng Dai

*	Chief Technology Officer and Director	October 5, 2022
Zhizhong Hu

*	Director	October 5, 2022
Shuhua Ma

*	Director	October 5, 2022
Zhi Li

*	Director	October 5, 2022
Lidong Liu

*	Director	October 5, 2022
Austin Huang

* By	/s/ Hengfang Li
Hengfang Li
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ReTo Eco-Solutions, Inc., has signed this Registration Statement in New York, NY on October 5, 2022.

Authorized U.S. Representative

By:	/s/ Xinran Li
	Name:	Xinran Li